UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

          CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Registrant's telephone number, including area code            (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 2.03 – Creation of a Direct Financial Obligation

On September 30, 2016, Registrant executed and delivered Promissory Notes to John H. Schwan, in the amount of $530,000, and to Stephen M. Merrick, in the amount of $370,000, in consideration of loans by such individuals to Registrant in such amounts. The Notes bear interest at the rate of six percent (6%) per annum. The maturity date is six months after the latest maturity date for any indebtedness due from Registrant to BMO Harris Bank N.A. or BMO Private Equity. Also, on September 30, 2016, Registrant entered into (i) Amendment No. 9 to Credit Agreement (“Bank Amendment”) among Registrant and BMO Harris Bank N.A. (the “Bank”), (ii) Amendment No. 4 to Note and Warrant Purchase Agreement (BMO Equity Amendment”) among Registrant and BMO Private Equity (U.S.), Inc. (“BMO Equity”) and (iii) a form of Subordination Agreement with each of the Bank and BMO Equity, all relating to the Notes. Under the terms of these Agreements, the Notes are subordinated to the obligations of Registrant to the Bank and to BMO Equity. Prepayment of the Notes is permitted under the Subordination Agreements out of the proceeds of payment to Registrant of receivables of Registrant under a retail promotional program at a major retail chain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: October 5, 2016	By:	/s/ Timothy S. Patterson
Timothy S. Patterson
Chief Financial Officer

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